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                                                        Exhibit B


               NEW ENGLAND ELECTRIC RESOURCES, INC.
             Statement of Income and Retained Deficit
          For the Twelve Months Ended December 31, 1995
                (Unaudited, Subject to Adjustment)




INCOME
------

Services rendered to nonassociated companies                 $    97,120
Miscellaneous income or loss                                           0
                                                             -----------
         TOTAL INCOME                                        $    97,120
                                                             -----------


EXPENSE
-------

Outside services employed                                    $ 1,895,625
Income taxes                                                    (901,842)
Deferred income taxes                                            175,500
                                                             -----------
         TOTAL EXPENSE                                       $ 1,169,283
                                                             -----------
         NET INCOME OR (LOSS)                                $(1,072,163)
                                                             ===========

Retained earnings/(deficit) at beginning
   of period                                                 $  (641,350)
                                                             -----------
Retained earnings/(deficit) at end of period                 $(1,713,513)
                                                             ===========